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                                                          EXHIBIT 23






Independent Auditors' Consent





     We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 33-52674 of
American Banknote Corporation on Form S-8; and Post-Effective Amendment No. 2 to Registration Statement No. 33-67560 of American Banknote Corporation on Form S-8; and Registration Statement No. 333-223 of American Banknote Corporation of our report dated February 21, 1996 appearing in this Annual Report on Form 10-K of American Banknote Corporation for the year ended December 31, 1995.












s/ Deloitte & Touche LLP
New York, New York
March 28, 1996